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                                                                     EXHIBIT 3.1


                                              THIS INSTRUMENT WAS PREPARED BY:
                                              John H. Cooper, Esq.
                                              Sirote & Permutt, P.C.
                                              2222 Arlington Avenue South
                                              Birmingham, AL  35205


                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                              MEADOWCRAFT, INC.

                  MEADOWCRAFT, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), does hereby certify:

                  That the present name of the corporation is Meadowcraft, Inc. (the "Corporation");

                  That the original name of the corporation was Sam Blount Company, Inc.;

                  That the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State was January 14, 1985;

                  That this Amended and Restated Certificate of Incorporation restates, integrates, and amends the Certificate of Incorporation of the Corporation;

                  That the Board of Directors of the Corporation, by Unanimous Written Consent dated July 31, 1997, adopted a resolution proposing and declaring advisable this Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of the DGCL;

                  That this Amended and Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation by Unanimous Written Consent, dated July 31, 1997, in accordance with the provisions of Sections 242 and 245 of the DGCL;

                  That the text of the Certificate of Incorporation, as amended, is hereby amended and restated to read as herein set forth in full:

                                 ARTICLE 1.

                             NAME OF CORPORATION

                  The name of the corporation is Meadowcraft, Inc.


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                                 ARTICLE 2.

                         REGISTERED OFFICE AND AGENT

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent is The Corporation Trust Company.

                                 ARTICLE 3.

                                  PURPOSES

                  The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL"), including but not limited to the following:

                  SECTION 3.1 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;

                  SECTION 3.2 To acquire, and pay for in cash, stock or bonds of the Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

                  SECTION 3.3 To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the Corporation;

                  SECTION 3.4 To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereto to possess and exercise all the rights, powers and privileges of ownership, including the right



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to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

                  SECTION 3.5 To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;

                  SECTION 3.6 To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated;

                  SECTION 3.7 In general, to possess and exercise all the powers and privileges granted by the DGCL or by any other law of the State of Delaware or by this Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                  SECTION 3.8 The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as an independent business and purpose.

                                 ARTICLE 4.

                                CAPITAL STOCK

                  SECTION 4.1 Authorization of Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, with a par value of $.01 per share, which constitutes a total authorized capital of all classes of capital stock of One Million Dollars ($1,000,000.00).




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                                 ARTICLE 5.

                             BOARD OF DIRECTORS

                  SECTION 5.1 General Provisions. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The exact number of directors shall be fixed from time to time by, or in the manner provided in, the ByLaws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the Bylaws.

                  SECTION 5.2 Nominations. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                  SECTION 5.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 5.3 shall hold office for the remainder of the full term of the directors and until such director's successor shall have been elected and qualified, unless sooner displaced.

                  SECTION 5.4 Powers. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized:

                           (a) To adopt, repeal, alter or amend the Bylaws of
the Corporation by the vote of a majority of the entire Board of Directors.

                           (b) To authorize and cause to be executed mortgages
and liens upon the real and personal property of the Corporation.

                           (c) To set apart out of any of the funds of the
Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                           (d) By a majority of the whole Board of Directors, to
designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such



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committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                           (e) When and as authorized by the stockholders in
accordance with the DGCL, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  SECTION 5.5 Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                  If the DGCL is amended after the date hereof to authorize action by corporations organized pursuant to the DGCL to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended. Any repeal or amendment of this Section 5.5 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any elimination or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment.




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                                 ARTICLE 6.

                               INDEMNIFICATION

                  SECTION 6.1       Indemnification of Directors and Officers.

                           (a) Each person who was or is made a party or is
threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                           (b) The Corporation shall pay expenses actually
incurred in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

                           (c) If a claim under subsection 6.1(a) hereof is not
paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.



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                  SECTION 6.2 Indemnification of Employees and Agents. The
Corporation may provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

                  SECTION 6.3 Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                  SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  SECTION 6.5 Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

                  SECTION 6.6 Separability. Each and every paragraph, sentence, term and provision of this Article 6 is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article 6 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article 6 and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

                  SECTION 6.7 Contract Right. Each of the rights conferred on directors, officers, employees or agents of the Corporation by this Article 6 shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

                  SECTION 6.8 Nonexclusivity. The rights conferred in this
Article 6 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.




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                                 ARTICLE 7.

                            AMENDMENT TO ARTICLES

                  The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

                  IN WITNESS WHEREOF, Meadowcraft, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by William J. McCanna, the President of the Corporation, this 31st day of July, 1997.


                                              MEADOWCRAFT, INC.

                                              By: /s/ William J. McCanna
                                                 -------------------------------
                                                   William J. McCanna
                                                   President



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                               ACKNOWLEDGEMENT

                  I, the undersigned, as President of Meadowcraft, Inc., do hereby acknowledge that the above and foregoing instrument represents the Amended and Restated Certificate of Incorporation of Meadowcraft, Inc., a Delaware corporation, duly approved and adopted by the Board of Directors and the Stockholders of the Corporation by Unanimous Written Consents on July 31, 1997, and that the statements contained therein are true and correct.

                  This 31st day of July, 1997.

                                         /s/ William J. McCanna
                                         -------------------------------------
                                         William J. McCanna
                                         President



                  Sworn to and subscribed before me on this 31st day of July, 1997.

                                         /s/ Katherine W. Brannan
                                         -------------------------------------
                                         Notary Public


                                         My commission expires: April 19, 2000
                                                                --------------



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